Exhibit 23.1



                         Consent of Independent Auditors



     We hereby consent to the incorporation by reference and use of our report, dated July 23, 1998, on the consolidated financial statements of MSB Financial, Inc. which appears on page 16 of the MSB Financial, Inc. 1998 Annual Report to Shareholders and is incorporated by reference in the MSB Financial, Inc. Annual Report on Form 10-KSB for the year ended June 30, 1998, in this registration statement on Form S-8 for the MSB Financial, Inc. 1997 Stock Option and Incentive Plan.



                                      /S/ Crowe, Chizek and Company LLP


Grand Rapids, Michigan
February 3, 1999